As filed with the Securities and Exchange Commission on March 18, 1999
                                                            Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                         MICHAEL ANTHONY JEWELERS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  13-2910285
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

   115 South MacQuesten Parkway, Mount Vernon, New York 10550, (914) 699-0000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Mr. Allan Corn, Michael Anthony Jewelers, Inc.
   115 South MacQuesten Parkway, Mount Vernon, New York 10550, (914) 699-0000 (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
        Douglas E. Haas, Esq., Benesch, Friedlander, Coplan & Aronoff LLP
  2300 BP Tower, 200 Public Square, Cleveland, Ohio 44114-2378, (216) 363-4500

Approximate date of commencement of proposed sale to the public. As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. : [X]

If this Form is filed to register additional securities from an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                           Proposed                Proposed
  Title of each                                         maximum offering            maximum
class of securities              Amount to be                price                 aggregate                 Amount of
to be registered                  registered              per share (1)        offering price (1)       registration fee
--------------------------  ----------------------- ----------------------- -----------------------  ----------------------
Common Stock,
$.001 par value per share          96,000                  $3.90625                 $375,000                  $105.00
==========================  ======================= ======================= =======================  ======================

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Common Stock on the American Stock Exchange on March 15, 1999.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                   Subject to Completion, dated March 18, 1999

Prospectus

                         Michael Anthony Jewelers, Inc.

                         96,000 Shares of Common Stock,
                            Par Value $.001 per Share

         This prospectus relates solely to the offer and sale by one of our former executive officers of up to 96,000 shares of our common stock. We will not receive any of the proceeds from the resale of these shares by the selling stockholder.

         Our common stock is traded on the American Stock Exchange under the symbol MAJ. On March 15, 1999, the closing price for our common stock as reported by AMEX was $3.9375 per share.

         The selling stockholder has not indicated any current plan to distribute the shares. We anticipate that he will either offer the shares for sale for his own account at AMEX market prices or retain them for investment.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      ------------------------------------



            The date of this prospectus is ___________________, 1999.


                      ------------------------------------


THE INFORMATION IN THIS PROSPECTUS IN NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

         The Company............................................................................................. 3

         Risk Factors............................................................................................ 3

         Where You Can Find More Information..................................................................... 7

         Incorporation of Certain Documents By Reference......................................................... 7

         Note Regarding Forward-Looking Statements............................................................... 8

         Use of Proceeds......................................................................................... 9

         Selling Stockholder..................................................................................... 9

         Plan of Distribution................................................................................... 10

         Legal Matters.......................................................................................... 11

         Experts................................................................................................ 11


No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholder or by any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the shares offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date after the date hereof.

                                   THE COMPANY

         As used in this prospectus, the terms "we", "us" and "our" refer to Michael Anthony Jewelers, Inc. and its consolidated subsidiaries. During fiscal 1997, the Company changed its fiscal year end from the last Saturday in January to the Saturday closest to the end of January, effective with the fiscal year ended February 1, 1997. Fiscal years ended January 30, 1999, January 31, 1998 and February 1, 1997 were comprised of 52, 52 and 53 weeks, respectively. As used below, (a) fiscal 1999 refers to the fiscal year ended January 30, 1999,
(b) fiscal 1998 refers to the fiscal year ended January 31, 1998, and (c) fiscal 1997 refers to the fiscal year ended February 1, 1997.

         We are a leading designer, marketer and manufacturer of affordable fine jewelry in the United States. We sell our jewelry directly to jewelry chain stores, discount stores, department stores, television home shopping networks, catalogue retailers, and wholesalers. We manufacture jewelry targeted towards the middle market, which generally retails between $20 and $200 and between $300 and $1,200 for watches. Our products include rope chain, bracelets, charms, pendants, earrings, rings and watches, which are sold in retail locations nationwide.

         Most of our products are manufactured at our Mount Vernon, New York facility. We utilize manufacturing processes that combine modern technology and mechanization with hand craftsmanship. In order to better meet our customers' needs, we have developed a wide range of customer service programs, such as inventory management assistance through electronic data interchange, customized packaging, bar coding and computerized analysis of sales and marketing trends.

         We are a Delaware corporation formed in 1986. We are the successor to Michael Anthony Jewelers, Inc., a New York corporation, organized in 1977.

         Our principal executive offices are located at 115 South MacQuesten Parkway, Mount Vernon, New York 10550. Our telephone number is (914) 699-0000.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully review the information set forth below, as well as other information appearing elsewhere in this prospectus, before making an investment in our common stock. The following are the most significant risk factors that we believe are material to investors who purchase or own our common stock.

IF WE CANNOT RESPOND TO CONSUMER TASTES AND OTHER COMPETITIVE FACTORS, OUR STOCK PRICE COULD BE ADVERSELY AFFECTED.

         The gold jewelry business is affected by changes in consumer tastes and by international, national, regional and local economic conditions and demographic trends. Discretionary spending priorities, weather conditions, and the type, number and price of competing jewelry lines, among other factors, also directly affect the performance of our customers and therefore, our products.

Approximately 11% of our net sales in fiscal 1998 were sales of licensed products, such as Warner Bros., Inc., National Football League Properties, Inc., Major League Baseball Properties, Inc., NBA Properties, Inc., NHL Enterprises, Inc., United Features Syndicate, Playboy Enterprises, Inc., Cathy(R) and many nationally recognized colleges. We anticipate that approximately 6.4% of our net sales in fiscal 1999 were sales of licensed products. Changes in any of these factors in the markets where we currently sell could adversely affect our results of operations. Moreover, jewelry business is highly competitive based on the type, quality, price and selection of product. Many companies with greater financial, marketing and other resources than us compete with us. You cannot be sure that we will be able to respond to various competitive factors affecting the jewelry business. Our ability, or inability, to respond to various competitive factors affecting the gold jewelry business may have an effect on the market price of our common stock.

WE ARE SUBJECT TO RESTRICTIVE COVENANTS IN OUR GOLD CONSIGNMENT AGREEMENTS WHICH, IF NOT COMPLIED WITH, COULD LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

         We utilize gold consignment arrangements to supply substantially all of our gold needs. The consigned gold is secured by our property, including our inventory and machinery and equipment. The consignment agreements contain restrictive covenants which require us to maintain minimum or maximum financial targets and ratios. While we believe our supply of gold is relatively secure, significant increases or rapid fluctuations in the cost of gold may impact the demand for our products. Fluctuations in the credit or precious metals markets could result in an interruption of our gold supply or our credit arrangements necessary to allow us to support our accounts receivable and continue our use of consigned gold.

WE ARE DEPENDANT ON A FEW OF OUR CUSTOMERS FOR A LARGE PART OF OUR NET SALES.

         Sales to our five largest customers constituted approximately 51% of our total fiscal 1998 net sales, and we anticipate such sales constituted approximately 51% of our total fiscal 1999 net sales. Each of our two largest customers, J.C. Penney and Sterling, Inc., accounted for approximately 12.5% of our net sales. Any reduction, delay, or cancellation of orders, the return of the significant amount of our products from one or more of our largest customers, the loss of one or more of these customers, or any financial difficulties of these customers, could result in diminished revenues and have a serious adverse impact on our business.

TWO STOCKHOLDERS CONTROL A SUBSTANTIAL AMOUNT OF OUR STOCK AND MAY, THEREFORE, INFLUENCE OUR AFFAIRS.

         As of February 28, 1999, two of our directors and executive officers control the voting power with respect to the percentages of our outstanding common stock set forth in the following table:

                                                                                Approximate Percentage
Person/Entity and Position                                                          of Voting Control
--------------------------                                                          -----------------
Michael Paolercio- Co-Chairman of                                                          17.3%
the Board and Chief Executive Officer

Anthony Paolercio, Jr.-Co-Chairman of                                                      19.7%
the Board and President

         Accordingly, until there is a substantial decrease in the percentage of the outstanding shares of common stock over which such stockholders exercise voting control, they will continue to have significant influence over our affairs, and if they choose to act together, will influence significantly the approval of important corporate transactions and other matters requiring stockholder approval.

OUR BUSINESS HAS BEEN SUBJECT TO FLUCTUATIONS IN QUARTERLY RESULTS AND CONTINUED FLUCTUATIONS COULD NEGATIVELY IMPACT OUR STOCK PRICE.

         The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results. Net sales are difficult to predict and may fluctuate substantially from quarter to quarter. Our net sales have generally been seasonal due to the importance of the year-end holiday season. Our third and fourth quarters have typically had the highest sales, with each accounting for more than 30% of the year's total net sales. You cannot be sure, however, that such trend will continue.

WE MAY NOT BE ABLE TO RETAIN OUR KEY EXECUTIVES.

         Our success has depended to a significant extent upon the contributions of two key employees: Michael Paolercio, Co-Chairman of the Board and our Chief Executive Officer, and Anthony Paolercio, Co-Chairman of the Board and our President. We believe that our ability to operate profitably depends on the continued employment of our senior management team, most significantly these two officers. We do not have employment agreements with our executive officers. In the event of either of these individuals' or any of the other senior executives' departure from us, you cannot be sure that we would be able to attract or retain suitable successors. Any such departure could materially adversely affect us. We have obtained $5 million key man life insurance policies covering each of these officers, but you cannot be sure that the coverage provided by such policy will be sufficient to compensate us for the loss of the services of either of them. Our future success will depend, in part, on our continuing ability to attract, retain and motivate qualified personnel.

OUR FAILURE, OR THE FAILURE OF ENTITIES THAT DO BUSINESS WITH US, TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS.

         Year 2000 compliance is the ability of computer hardware and software to respond to the problems posed by the fact that computer programs have traditionally been written using two digits rather than four to define the applicable year. As a consequence, unless modified, computer systems will not be able to differentiate between the year 2000 and 1900. Failure to address this problem could result in system failures and the generation of erroneous data. In fiscal 1998, we assessed our own year 2000 compliance and, based on such assessment, during fiscal 1999 we upgraded our critical computer systems to make them year 2000 compliant, at a cost of approximately $350,000. We have examined our relationship with key customers and suppliers to determine the extent to which their systems are year 2000 compliant or their plans to attain year 2000 readiness. Based on currently available information, we do not anticipate any material impact to us based on the failure of another company to be year 2000 compliant. Our assessment of external year 2000 compliance or readiness is subject to great uncertainty because the results are outside our direct control.

OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER.

         In certain circumstances, the fact that corporate devices are in place that will inhibit or discourage takeover attempts could reduce the market value of our common stock. Our certificate of incorporation and bylaws contain certain provisions that may discourage other persons from attempting to acquire control of us. These provisions include, but are not limited to:

         *        a staggered Board of Directors,

         * removal of directors only for cause and only by a supermajority vote of stockholders,

         * the authorization of the Board of Directors to issue shares of undesignated preferred stock in one or more series without the specific approval of the holders of our common stock, and

         * the requirement that 80% of the stockholders eligible to vote are required to approve any change to the bylaws or certain provisions of the certificate.

         In addition, our certificate of incorporation and the bylaws permit special meetings of the stockholders to be called by not less than 80% of the stockholders eligible to vote. Such provisions, as well as the provisions of
Section 203 of the Delaware General Corporation Law (to which we are subject), could impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of us.

THE FACT THAT WE DO NOT EXPECT TO PAY DIVIDENDS MAY LEAD TO DECREASED PRICES FOR OUR STOCK.

         We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. Accordingly, any future determination to pay cash dividends would be subject to such restrictions and would be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board of Directors deems relevant.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports, proxy statements and other information with the SEC. You can inspect and copy all of this information at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy statements and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of this web site is http:\\www.sec.gov.

         This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should reference the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement. You should rely only on the information or representations provided in this prospectus and the registration statement. We have not authorized anyone to provide you with different information.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us (File No. 001-10645) to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13 (a) 13 (c), 14 or 15(d) of the Exchange Act:

* Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (filed April 30, 1998);

* Definitive Proxy Statement dated May 22, 1998, filed in connection with the Company's 1998 Annual Meeting of Stockholders (filed May 22, 1998);

* Quarterly Report on Form 10-Q for the quarterly period ended May, 2, 1998 (filed on June 12, 1998);

* Quarterly Report on Form 10-Q for the quarterly period ended August 1, 1998 (filed on October 14, 1998);

* Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1998 (filed on December 11, 1998), as amended by Form 10-Q/A (filed December 16, 1998); and

* Description of our common stock which is contained in our Registration Statement on Form 8-A filed on December 9, 1986.

         All reports and other documents we subsequently file pursuant to Sections 13 (a), 13 (c) , 14 or 15 (d) of the Exchange Act after the (late of this prospectus and before the filing of a post-effective amendment which indicates that all securities offered under this prospectus have been sold or which deregisters all securities remaining unsold, shall be deemed to be part of this prospectus from the date of the filing of such reports and documents.

         We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You should direct such requests to Michael Anthony Jewelers, Inc., 115 South MacQuesten Parkway, Mount Vernon, New York 10550, Attention:
Secretary, or made by telephone at (914) 699-0000

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our statements of plans, intentions and objectives and statements of future economic performance contained in this prospectus should be deemed to be forward-looking statements. Statements containing terms such as "believes," "does not believe," "no reason to believe," "expects," "plans," "intends," "estimates," "anticipated" or, "anticipates" are considered to contain uncertainty and are forward- looking statements.

         Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, the materials referred to in this prospectus or the materials incorporated by reference into this prospectus.

         You are cautioned that no forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered hereby nor will such proceeds be available for our use or benefit. All proceeds from the sale of such shares will be for the account of the selling stockholder. See "Selling Stockholder" and "Plan of Distribution" below.

                               SELLING STOCKHOLDER

         The selling stockholder under this prospectus is Fredric R.
Wasserspring.

         Mr. Wasserspring resigned as our Chief Operating Officer and President in October 1997. In connection with Mr. Wasserspring's resignation, he received a fully vested non-qualified stock option for 96,000 shares of our common stock, at an exercise price of $3.00 per share. All of his prior outstanding options were canceled. At that time, we agreed to file with the SEC and to keep effective a registration statement (of which this prospectus is a part) covering the resale of a portion of Mr. Wasserspring's shares of our common stock. In connection with such registration, we will pay our own legal and accounting expenses as well as the SEC registration fees, while Mr. Wasserspring will pay his own legal expenses and any brokerage or similar fees in connection with the resale of his shares.

         The following table sets forth the name of the selling stockholder and the number of shares that may be offered by him. The number of shares which may be actually sold by the selling stockholder will be determined by him from time to time, and will depend upon the number of factors, including the price of our common stock. Because the selling stockholder may offer all, some or none of the shares offered hereby, and because the offering contemplated by this prospectus is not being underwritten on a firm commitment basis, we cannot give an estimate as to the number of shares that will be held by the selling stockholder upon or prior to termination of this offering. For purposes of this table, we have assumed that, after completion of the offering, he will have sold all of his shares offered hereby. The table sets forth such information as of February 28, 1999, concerning the beneficial ownership of the shares by the selling stockholder. All information as to beneficial ownership has been furnished by the selling stockholder. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                           Total number shares of              Number of
                                              our common stock               shares being               Ownership after
                                               before offering                  offered                    offering

           Name of selling               Number of                                              Number of
            stockholder                   shares          Percent (1)                              shares          Percent (1)
Fredric R. Wasserspring                   96,000             1.4%               96,000               -0-               0%

------

(1) Percent of total shares of our common stock outstanding as of March 9, 1999.

                              PLAN OF DISTRIBUTION

         The shares offered hereby for sale may be offered by the selling stockholder or by donees, transferees or other successors in interest that receive the shares as a gift or other non-sale related transfer.
         Any or all of the sales or other transactions involving the shares offered hereby must be made pursuant to this prospectus.

         We and Mr. Wasserspring have agreed to indemnify and hold each other harmless against certain liabilities under the Securities Act that could arise in connection with the resale by the selling stockholder of the shares offered hereby.

         We will receive no proceeds from the sale of the shares offered hereby by the selling stockholder. The shares may be sold by the selling stockholder directly to purchasers from time to time. It is anticipated that the selling stockholder will either offer the shares for sale for his own account or retain them for investment. Although the selling stockholder has indicated that it is his present intention not to use underwriters, the selling stockholder may decide to offer the shares from time to time through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom they may act as agent. The selling stockholder and any underwriters, dealers or agents that participate in a distribution of shares may be deemed underwriters, and any profit on the sale of shares by him or any discounts, commissions or concessions received by such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offer of shares is made, to the extent required, a prospectus supplement will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholder, any discounts, commissions or concessions allowed or reallowed to be paid to dealers.

         The shares may be sold from time to time in one or more transactions at a fixed offering price, at varying prices determined at the time of sale, or at negotiated prices.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for us by Benesch, Friedlander, Coplan & Aronoff LLP.


                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.
                  --------------------------------------------

                  SEC Registration Fee                            $   106.68

                  Legal Fees and Expenses                         $ 4,000.00

                  Accounting Fees and Expenses                    $ 1,500.00

                  Miscellaneous Expenses                          $   393.32
                                                                  -----------

                           Total                                  $ 6,000.00

                  All expenses other than the SEC Registration Fee are estimated. All expenses will be borne by registrant.

Item 15.          Indemnification of Directors and Officers.
                  ------------------------------------------

         Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VI, Section 1 of the registrant's By-Laws provides for the indemnification, to the extent permitted by Section 145 of the General Corporation Law of the state of Delaware, directors, officers, employees or agents of the registrant against expenses reasonably incurred with respect to civil, criminal, administrative or investigative actions, suits or proceedings (except actions by or in the right of the registrant), provided that such director, officer, employee or agent, with respect to civil matters, acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Respecting actions or suits by or in the right of the registrant, Article VI, Section 2 of the By-Laws provide for the indemnification of directors, officers, employees or agents of the registrant against expenses reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant; provided, however, no indemnification may be made in respect to any such claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his or her duty to the registrant, unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine that despite such adjudication and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.          Exhibits
                  --------

Exhibit No.          Exhibit Description
-----------          -------------------
3.1                  Certificate of Incorporation of                  Incorporated by reference to Exhibit
                     registrant, as amended                           3.1 to Amendment No. 2 to the
                                                                      registrant's registration statement on
                                                                      Form S-3 (File No. 33-71308)

3.1.1                Certificate of Merger of Michael                 Incorporated by reference to Exhibit
                     Anthony Jewelers, Inc. (New York)                3.1.1 to the registrant's Annual
                     and Michael Anthony Jewelers, Inc.               Report on Form 10-K for the fiscal
                     (Delaware)                                       year ended June 30, 1993

3.2                  Amended and Restated ByLaws of                   Incorporated by reference to Exhibit
                     the registrant                                   3.2 to the registrant's Quarterly
                                                                      Report on Form 10-Q for the quarter
                                                                      ended July 29, 1995

4.1                  Form of Common Stock Certificate                 Incorporated by reference to Exhibit
                                                                      3.3 to the registrant's registration
                                                                      statement on Form S-1 (File
                                                                      No. 33-8289)
5.1                  Opinion of Benesch, Friedlander,
                     Coplan & Aronoff LLP, counsel for
                     the registrant, regarding legality

23.1                 Consent of Deloitte & Touche LLP

23.2                 Consent of Benesch, Friedlander,                 Included within Exhibit 5
                     Coplan & Aronoff LLP

24.1                 Power of Attorney                                Included on Signature Page


Item 17.          Undertakings
                  ------------

         A.       The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (A)(1)(a) and (A)(1)(b) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnifications against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and the registrant will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York, on the 18th day of 1999.

                                       MICHAEL ANTHONY JEWELERS, INC.

                                       By:/s/Allan Corn
                                          --------------------------------------
                                           Allan Corn
                                           Senior Vice President and
                                           Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL W. PAOLERCIO, ANTHONY PAOLERCIO, JR. AND ALLAN CORN, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL HIS SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                   TITLE                     DATE
                  ---------                                   -----                     ----

         /s/  Michael W. Paolercio                   Co-Chairman of the Board           March 18, 1999
         -----------------------------------         and Chief Executive Officer
         Michael W. Paolercio

         /s/ Anthony Paolercio, Jr.                  Co-Chairman of the Board           March 18, 1999
         -----------------------------------         and President
         Anthony Paolercio, Jr.

         /s/ Allan Corn                              Senior Vice President,             March 18, 1999
         -----------------------------------         Chief Financial Officer,
         Allan Corn                                  and Director (Principal
                                                     Accounting Officer)

         /s/ Michael A. Paolercio                    Senior Vice President,             March 18, 1999
         -----------------------------------         Treasurer and Director
         Michael A. Paolercio

            SIGNATURE                                  TITLE                             DATE
            ---------                                  -----                             ----

         /s/ Michael Wager                           Director                           March 18, 1999
         ----------------------------------
         Michael Wager

         /s/ David Harris                            Director                           March 18, 1999
         ----------------------------------
         David Harris

         /s/ Donald Miller                           Director                           March 18, 1999
         ----------------------------------
         Donald Miller

         /s/ Nathan Light                            Director                           March 18, 1999
         ----------------------------------
         Nathan Light

                                  EXHIBIT INDEX


Exhibit No.          Exhibit Description                              Page
-----------          -------------------                              ----
3.1                  Certificate of Incorporation of                  Incorporated by reference to Exhibit
                     registrant, as amended                           3.1 to Amendment No. 2 to the
                                                                      registrant's registration statement on
                                                                      Form S-3 (File No. 33-71308)

3.1.1                Certificate of Merger of Michael                 Incorporated by reference to Exhibit
                     Anthony Jewelers, Inc. (New York)                3.1.1 to the registrant's Annual
                     and Michael Anthony Jewelers, Inc.               Report on Form 10-K for the fiscal
                     (Delaware)                                       year ended June 30, 1993

3.2                  Amended and Restated ByLaws of                   Incorporated by reference to Exhibit
                     the registrant                                   3.2 to the registrant's Quarterly
                                                                      Report on Form 10-Q for the quarter
                                                                      ended July 29, 1995

4.1                  Form of Common Stock Certificate                 Incorporated by reference to Exhibit
                                                                      3.3 to the registrant's registration
                                                                      statement on Form S-1 (File
                                                                      No. 33-8289)

5.1                  Opinion of Benesch, Friedlander,
                     Coplan & Aronoff LLP, counsel for
                     registrant, regarding legality

23.1                 Consent of Deloitte & Touche LLP

23.2                 Consent of Benesch, Friedlander,                 Included within Exhibit 5
                     Coplan & Aronoff LLP

24.1                 Power of Attorney                                Included on Signature Page